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                                                                   EXHIBIT 10.20
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") made this 25th day of October, 2000 between SONIC AUTOMOTIVE, INC., a Delaware corporation, its successors or assigns, subsidiary corporations or affiliates (collectively, the "Employer") and THEODORE M. WRIGHT ("Employee").

                                   RECITALS
                                   --------

         WHEREAS, Employer desires to retain the services of Employee; and

         WHEREAS, Employee is prepared to perform those duties as set forth in this Agreement.

         NOW, THEREFORE, the parties intending to be legally bound agree as follows:

     1. Term of Employment. Employer hereby employs Employee, and Employee
        ------------------
hereby accepts employment from Employer for the period commencing November 10, 2000 (the "Commencement Date") and ending five (5) years thereafter, unless sooner terminated pursuant to the provisions of paragraphs 5 or 7 hereof (the "Employment Period").

     2. Duties of Employee. Employee shall be employed by Employer as Chief
        ------------------
Financial Officer and Vice President of Sonic Automotive, Inc. Employee's duties shall include, but not be limited to, the duties customarily performed by a chief financial officer of a corporation of similar size and scope and such additional duties as may from time to time be assigned by the Employer's Board of Directors. Employee shall serve Employer faithfully in the performance of Employee's duties and shall devote his full time and best efforts to his employment, including the regularly established working hours and such additional time as the requirements of Employer and the performance of the Employee's duties require. Employee
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agrees to observe and comply with all the rules and regulations of Employer as adopted and furnished to Employee by Employer's Board of Directors from time to time.

     3. Compensation. For all services rendered by Employee under this
        ------------
Agreement, he shall be entitled to compensation in accordance with the following:

          (a) Base Salary. During the Employment Period, the Employee shall
              -----------
     receive an annual base salary ("Annual Base Salary") of FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00) which shall be paid in equal monthly installments in the amount of THIRTY-SEVEN THOUSAND, FIVE HUNDRED AND NO/100 DOLLARS ($37,500.00).

          (b) Additional Salary and Bonus. In addition to the Annual Base Salary
              ---------------------------
     as hereinabove provided, Employer shall pay to the Employee such additional amounts as may be determined and ratified from time to time by the Compensation Committee of Employer's Board of Directors. In determining such additional amounts, the Compensation Committee and Employer shall seek to provide Employee with total compensation in keeping with the market rates for employees in similar positions, with similar businesses with similar profitability and performance.

     4. Fringe Benefits. During the Employment Period, Employee shall receive
        ---------------
with other similarly situated employees of the Employer, all the fringe benefits of Employer, together with the following additional fringe benefits:

          (a) The use of one luxury demonstrator vehicle annually of Employee's choice and one additional non-luxury demonstrator vehicle annually of Employee's choice from

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     a Charlotte-area dealership of Employer, including all reasonable related expenses such as insurance, maintenance and gasoline.

          (b) Medical insurance coverage for Employee and his dependents and reimbursement of the Employee for the reasonable costs of disability insurance with a reasonable monthly benefit for life and with a waiting period of no more than ninety (90) days. This disability insurance shall contain other provisions so that it will replace to the extent reasonably possible Employee's Base Salary in case Employer terminates this Agreement upon Employee's disability as set forth herein.

          (c) Prompt reimbursement for all reasonable employment, travel, entertainment and other business related expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Employer and its affiliated companies in effect for the Employee at any time during the ninety (90) day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

          (d) An office of a size and with furnishings and other appointments, and secretarial services at least equal to the most favorable policies, practices and procedures of the Employer and its affiliated companies in effect for the Employee at any time during the ninety (90) day period immediately preceding the Commencement Date or, if more favorable to the Employee, as provided generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

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          (e) An annual paid vacation in accordance with the most favorable policies, practices and procedures of the Employer and its affiliated companies as in effect for the Employee at any time during the ninety (90) day period immediately preceding the Commencement Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer executives of the Employer and its affiliated companies.

          (f) On the Commencement Date, Employer will advance to the Employee the sum of SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00) (the "Advance") via check or wire transfer of immediately available funds. The Advance shall be non-interest bearing and, upon termination of the Employee's employment with Employer, shall either be repaid by Employee to Employer or retained by Employee as severance pay as provided in Section 6 of this Agreement.

     5. Termination of Employment. This Agreement shall terminate as follows:
        -------------------------

          (a) Death or Disability. The Employee's employment shall terminate
              -------------------
     automatically upon the Employee's death during the Employment Period. If the Employer determines in good faith that the Employee becomes unable to perform the essential functions of his position, with or without reasonable accommodation, then Employer shall give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Employer shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Employee (the "Disability Effective Date") provided that, within the thirty (30) days after such receipt, the Employee shall not have returned to full time performance of the Employee's duties.

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          (b) Cause. The Employer may terminate the Employee's employment at any
              -----
time, without notice and with immediate effect for Cause. For purposes of this Agreement "Cause" shall mean

               (i) a material breach by the Employee of the Employee's obligations as set forth herein (other than due to disability) which material breach is not remedied within five (5) business days after receipt of written notice from the Employer specifying such a breach;

               (ii)  the conviction of the Employee of a felony;

               (iii) actions by Employee involving moral turpitude;

               (iv) willful failure of Employee to comply with reasonable directives of Employer's Board of Directors;

               (v)   chronic absenteeism of Employee;


               (vi) willful misconduct of Employee resulting in damage to Employer; or

               (vii) Employee's illegal use of controlled substances.

          (c) Without Cause. Either Employee or Employer may terminate this
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Agreement at any time, for any reason or without any reason. Such a termination shall be deemed a termination "without cause."

     6. Obligations of the Employer Upon Termination. The parties agree as
        --------------------------------------------
follows:


          (a) Death or Disability. If the Employee's employment is terminated by
              -------------------
reason of the Employee's death or disability during the Employment Period, Employee or
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     Employee's estate (i) shall be paid Employee's Annual Base Salary together with those fringe benefits described in paragraphs 4(a) and 4(b) hereof through the end of the month during which Employee's death occurs or during which the Disability Effective Date falls, and (ii) shall be entitled to retain the full amount of the Advance as severance pay. Payment of the Annual Base Salary and benefits described in clause (i) above to Employee or Employee's estate, and retention of the Advance by Employee or Employee's estate as provided in clause (ii) above, shall be in lieu of all other severance benefits to which Employee or Employee's estate would otherwise be entitled.

          (b) Cause. If the Employee's employment shall be terminated for Cause
              -----
     during the Employment Period, such termination for Cause shall constitute an immediate termination of Employer's obligations pursuant to paragraphs 3 and 4 hereof. Employee shall (i) not be entitled to any compensation or benefits beyond the effective date of such termination for Cause, and (ii) repay the full amount of the Advance to the Employer via wire transfer of immediately available funds within thirty (30) days following the effective date of such termination for Cause.

          (c) Without Cause. If Employee's employment is terminated by Employer
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     without cause, then (i) Employer shall pay Employee his Annual Base Salary together with those fringe benefits described in paragraphs 4(a) and 4(b) through the effective date of such termination, (ii) all un-vested options to purchase shares of Class A Common Stock of the Employer granted to the Employee prior to the effective date of such termination shall become fully vested and exercisable on the effective date of such termination, and such options shall be exercisable by the Employee for the period provided by, and shall expire in accordance with, the

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     provisions of the Sonic Automotive, Inc. 1997 Stock Option Plan, as
     amended, for an "Involuntary Termination Without Cause", and (iii) the Employee shall be entitled to retain the full amount of the Advance as severance pay. The benefits provided in clauses (ii) and (iii) above, including but not limited to the Employee's retention of the Advance, shall be in lieu of all other severance benefits to which the Employee would otherwise be entitled.

          (d) Resignation. If the Employee voluntarily resigns from his
              -----------
     employment with the Employer hereunder, the Employee shall repay the full amount of the Advance to the Employer via wire transfer of immediately available funds within ten (10) days following the effective date of such resignation.

          (e) Expiration of Employment Period. If the Employee remains employed
              -------------------------------
     by the Employer on November 10, 2005, the Employee shall repay the full amount of the Advance to the Employer via wire transfer of immediately available funds on such date.



     7. Change of Control.
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          (a) Upon a Change of Control (as defined below), the Employee may elect to resign from his employment with the Employer hereunder by providing written notice of such resignation to the Board of Directors of the Employer within thirty (30) days following the date of consummation of such Change of Control (failure to timely give such notice shall constitute a waiver of the Employee's rights under this Section 7).

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          (b) If the Employee provides timely written notice of his election to resign his employment with the Employer pursuant to Section 7(a) above, the Employer shall pay to the Employee via check or wire transfer of immediately available funds within thirty (30) days following the effective date of such resignation the following lump sum amount (the "Change of Control Severance Payment"): (i) the Annual Base Salary payable to the Employee by the Employer hereunder from the effective date of such resignation to November 10, 2005; plus (ii) an amount equal to (A) the most recent annual cash bonus paid to the Employee by the Employer, multiplied by (B) the number of years remaining from the effective date of such resignation until November 10, 2005 (rounded upwards to the nearest year). The Employer and the Employee acknowledge and agree that, should the Employee elect to exercise his rights pursuant to this Section 7, the Employee shall remain obligated to repay the full amount of the Advance to the Employer pursuant to the provisions of Section 6(d) above. Payment of the Change of Control Severance Payment by the Employer to the Employee shall be in lieu of all other severance benefits to which the Employee would otherwise be entitled.

          (c) As used in this Section 7, a "Change of Control" shall mean any of the following:

               (i) a sale of all or substantially all of the assets of the Employer to a person who is not an Affiliate (as used herein the term "Affiliate" means a person or entity which controls, is controlled by or is under common control with the Employer, and the concept of control means the ownership of voting securities representing more than 50% of the voting power of the entity in question);

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               (ii)  a merger, consolidation or reorganization of the Employer as a result of which stockholders of the Employer holding more than 50% of the voting power of all outstanding voting securities of the Employer immediately before the merger, consolidation or reorganization do not hold more than 50% of the voting power of all outstanding voting securities of the Employer after the merger, consolidation or reorganization;

               (iii) the acquisition by a person or group of related persons who are not Affiliates of the Employer in one transaction or a series of related transactions of voting securities which have more than 50% of the voting power of all outstanding voting securities of the Employer; or

               (iv) if at any time during the Employment Period, the members of the Smith Group (as that term is defined in the Employer's Amended and Restated Certificate of Incorporation, as amended) do not hold voting securities of the Employer having a majority of the voting power of all outstanding voting securities of the Employer.

     8. Restrictive Covenants. For purposes of this Agreement, "Restrictive
        ---------------------
Covenants" mean the provisions of this paragraph 8. It is stipulated and agreed that Employer is engaged in the business of owning and operating automobile and/or truck dealerships, which business includes, without limitation, the marketing, selling and leasing of new and used vehicles and the servicing of automobiles and trucks (the "Business"). It is further stipulated and agreed that as a result of Employee's employment by Employer, and as a result of Employee's continued employment hereunder, Employee has and will have access to valuable, highly confidential, privileged and proprietary information relating to Employer's Business, including, without

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limitation, existing and future inventory information, customer lists, sales methods and techniques, costs and costing methods, pricing techniques and strategies, sales agreements with customers, profits and product line profitability information, unpublished present and future marketing strategies and promotional programs, and other information regarded by Employer as proprietary and confidential (the "Confidential Information"). It is further acknowledged that the unauthorized use or disclosure by Employee of any of the Confidential Information would seriously damage Employer in its Business.

     In consideration of the provisions of this paragraph 8, the compensation and benefits referred to in paragraphs 3 and 4 hereof, which Employee acknowledges are legally sufficient to support enforceability by the Employer of the Restrictive Covenants against Employee, Employee agrees as follows:

          (a) During the term of this Agreement and after its termination or expiration for any reason, Employee will not, without Employer's prior written consent, use, divulge, disclose, furnish or make accessible to any third person, company or other entity, any aspect of the Confidential Information (other than as required in the ordinary discharge of Employee's duties hereunder).

          (b) During the term of this Agreement and for a period of two years after the date of the expiration or termination of this Agreement for any reason (the "Restrictive Period"), Employee shall not, directly or indirectly:

                    (i) Employ or solicit the employment of any person who at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason was employed by Employer;

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                    (ii)  Provide or solicit the provision of products or
               services, similar to those provided by Employer to any person or entity within the "Restricted Territory", as hereinafter defined, who purchased or leased automobiles, trucks or services from Employer at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason;

                    (iii) Interfere or attempt to interfere with the terms or
               other aspects of the relationship between Employer and any person or entity from whom Employer has purchased automobiles, trucks, parts, supplies, inventory or services at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason;

                    (iv) Engage in competition with Employer or its respective successors and assigns by engaging, directly or indirectly, in a business involving the sale or leasing of automobiles or trucks or which is otherwise substantially similar to the Business, within the "Restricted Territory", as hereinafter defined; or


                    (v) Provide information to, solicit or sell for, organize or own any interest in (either directly or thorough any parent, affiliate or subsidiary corporation, partnership, or other entity), or become employed or engaged by, or act as agent for, any person, corporation or other entity that is directly or indirectly engaged in a business in the "Restricted Territory", as hereinafter defined, which is substantially similar to the Business or competitive with Employer's business; provided, however, that nothing herein shall preclude the Employee from holding not more than three percent (3%) of the outstanding shares of any publicly held

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               company which may be so engaged in a trade or business identical or similar to the Business of the Employer. As used herein, "Restricted Territory" means:


                         (1) all Standard Metropolitan Statistical Areas, as
                    determined by the United States Office of Management and Budget, in which Employer has an office, store or other place of business on the date of the expiration or termination of this Agreement for any reason.

                         (2) all counties in which Employer has an office, store
                    or other place of business on the date of the expiration or termination of this Agreement for any reason.


     9. Remedies. It is stipulated that a breach by Employee of the Restrictive
        --------
Covenants would cause irreparable damage to Employer. Employer, in addition to any other rights or remedies which Employer may have, shall be entitled to an injunction restraining Employee from violating or continuing any violation of such Restrictive Covenants. Such right to obtain injunctive relief may be exercised at the option of Employer, concurrently with, prior to, after or in lieu of, the exercise of any other rights or remedies which Employer may have as a result of any such breach or threatened breach. Employee agrees that upon breach of any of the Restrictive Covenants, Employer shall be entitled to an accounting and repayment of all profits, royalties, compensation, and/or other benefits that Employee directly or indirectly has realized or may realize as a result of, or in connection with, any such breach. Employee further agrees that the Restrictive Period shall be extended by a period of time equal to any period of time in which any Employee is in violation of the Restrictive Covenants.

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     10. Acknowledgment of Reasonableness. Employee has carefully read and
         --------------------------------
considered the provisions of this Agreement and has had the opportunity for consultation with an attorney of Employee's choice and agrees that the restrictions set forth herein are fair and reasonably required for the protection of Employer. In the event that any provision relating to the Restrictive Period, the Restricted Territory or the scope of the restrictions shall be declared by a court of competent jurisdiction to exceed the maximum period of time, geographical area or scope that such court deems reasonable and enforceable under applicable law, such time period, geographical area or scope of restriction held reasonable and enforceable by the court shall thereafter be the Restricted Period, Restricted Territory and/or scope under this Agreement.

     11. Surrender of Books and Records. Employee acknowledges that all files,
         ------------------------------
records, lists, designs, specifications, books, products, plans and other materials owned or used by Employer in connection with conduct of its business shall at all times remain the property of Employer, and that upon termination or expiration of this Agreement for any reason, Employee will immediately surrender to Employer all such materials.

     12. Resignation of Directorships. Upon termination of this Agreement for
         ----------------------------
any reason or upon termination of the Employee's employment with the Employer for any reason, the Employee will resign all directorships he may then hold with the Employer or any of its subsidiaries.

     13. Entire Agreement. This Agreement contains the entire agreement of the
         ----------------
parties hereto, and shall not be modified or changed in any respect except by a writing executed by the parties hereto.

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     14. Successors and Assigns. The rights and obligations of Employee under
         ----------------------
this Agreement shall inure to the benefit of Employer, its successors and assigns, and shall be binding upon Employee and his respective successors, heirs and assigns. Employer shall have the right to assign, transfer, or convey this Agreement to its affiliated companies, successor entities, or assignees or transferees of substantially all of Employer's business activities. This Agreement, being personal in nature to the Employee, may not be assigned by Employee without Employer's prior written consent.


     15. Notice. All notices required and permitted to be give hereunder shall
         ------
be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, addressed to the intended recipient as follows or at such other address as is provided by either party to the other:

         If to Employer:                          With a copy to:

         Sonic Automotive, Inc.                   Sonic Automotive, Inc.
         Attention: Chairman                      Attention:  General Counsel
         5401 E. Independence Blvd.               6415 Idlewild Road, Suite 109
         Charlotte, NC  28212                     Charlotte, NC 28212


         If to Employee:                          With a copy to:

         Theodore M. Wright                       _____________________________
         2900 Highridge Road                      _____________________________
         Charlotte, NC  28270                     _____________________________
                                                  _____________________________


     16. Governing Law; Forum. This Agreement shall, in all respects, be
         --------------------
governed by and construed according to the laws of the State of North Carolina. Any dispute or controversy arising out of or relating to this Agreement shall also be governed by the laws of the

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State of North Carolina. Any suit or other proceeding arising out of or relating to this Agreement shall be instituted and maintained in the state courts of Mecklenburg County, North Carolina, and the parties hereby waive any objection to such jurisdiction and venue and irrevocably submit to the jurisdiction of such court in any such action or proceeding. Each party shall bear its own costs and expenses, including without limitation, attorneys' fees, in connection with any such suit or proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                   EMPLOYEE:
                                   --------

                                   /s/ Theodore M. Wright              (SEAL)
                                   ---------------------------------------------
                                   Theodore M. Wright


                                   EMPLOYER:
                                   --------

                                   SONIC AUTOMOTIVE, INC.


                                   By:      /s/ O. Bruton Smith
                                            ------------------------------------
                                   Name:    O. Bruton Smith
                                   Title:   Chairman and Chief Executive Officer



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